Contact:	Michelle Manoff	Investor Contact:	Tim Clemensen
	Rubenstein Public Relations		Rubenstein Investor Relations
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	mmanoff@rubensteinpr.com		tclemensen@rubensteinir.com

Bizzingo engages joe theismann as spokesman

FLEMINGTON, New Jersey, March 16, 2012 – Bizzingo, Inc. (OTCBB: BIZZ), a business-to-business social media company, announced that entrepreneur and former NFL star quarterback Joe Theismann has joined the company as spokesman.

Theismann played 12 seasons for the Washington Redskins, where he was a two-time Pro Bowler and quarterback of the team’s victory in Super Bowl XVII. He was selected the NFL’s Man of the Year in 1982 and won the league’s Most Valuable Player Award in 1983. Theismann was inducted into the College Football Hall of Fame in 2003. Following his retirement from football, Theismann was a sportscaster for ESPN. Currently, he co-hosts the weekly “Playbook” show on the NFL Network, and is an entrepreneur and businessman with ventures including a restaurant in Washington, D.C.

“We are extremely pleased to welcome Joe to the company. His assistance will be invaluable as we move forward with building our identity in the business community,” said Douglas Toth, Bizzingo chairman and chief executive officer. “In addition, he will bring opportunities through the affiliations with which he is associated to the Bizzingo network.”

Bizzingo is developing a search and social network created especially for businesses, to find each other easily, communicate with sales prospects and vendors, and engage cost-effectively with a global business network. Bizzingo’s search engine is designed to return only business results. Features include the ability to input “tags” that accurately identify a business. Bizzingo provides companies with the resources to promote their business within an affiliate group, as well as the ability to leverage and expand a brand, product or service. Companies also will have crowd purchasing power from the network to provide discounts on goods and services.

“Unlike other social networks for individuals and consumers, Bizzingo is a business-to business network created for companies to communicate with each other,” Theismann said. “I believe Bizzingo will help level the playing field, particularly for smaller companies that will have expanded capability to reach prospective business customers.”

To join the invite list for notification of Bizzingo’s launch, please go to www.bizzingo.com or enter your e-mail here.

About Bizzingo, Inc.

Bizzingo is a global social media company that has developed Bizzingo.com as a unified business-to-business social network. Bizzingo is a search and social network designed especially for companies. The Bizzingo network will allow businesses to cost effectively introduce their product or service to a global network of business users; leverage and expand their brand and image; connect all their relationships together; and effectively communicate their marketing message to a targeted audience. It was created for businesses to use social networking as a utility to market, build customer interaction, and sell goods and services more effectively.

Bizzingo will provide a channel to negotiate transactions devoid of personal networking clutter, creating the ideal platform for business via social networking. As the first true business-to-business social platform, Bizzingo also is designed to allow businesses a way to find each other by keyword and view promotional information, as well as synchronously communicate with their users. Bizzingo's profiling system will create one of the most detailed business databases in the world, delivering targeted search engine results. For additional information, visit www.bizzingo.com

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of Bizzingo, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "intended" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website ( http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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